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American Century Capital Portfolios, Inc.
Exhibit 77C

77C.

A special meeting of shareholders was held on July 27, 2007 and September 25, 2007, to vote on the following proposals. The proposals received the required number of votes of the American Century Capital Portfolios, Inc., or the applicable fund and were adopted. A summary of voting results is listed below the proposals.

PROPOSAL:

To elect nine Directors to the Board of Directors of American Century Capital Portfolios, Inc. (the proposal was voted on by all shareholders of funds issued by American Century Capital Portfolios, Inc.):

James E. Stowers, Jr.                       For:                          11,443,781,487
                                            Withhold:                        252,686,939
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Jonathan S. Thomas                          For:                          11,454,104,706
                                            Withhold:                        242,363,720
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Thomas A. Brown                             For:                          11,456,645,347
                                            Withhold:                        239,823,079
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Andrea C. Hall                              For:                          11,459,598,200
                                            Withhold:                        236,870,226
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

James A. Olson                              For:                          11,454,607,738
                                            Withhold:                        241,860,688
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Donald H. Pratt                             For:                          11,450,710,462
                                            Withhold:                        245,757,964
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Gayle E. Sayers                             For:                          11,458,471,500
                                            Withhold:                        237,996,926
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

M. Jeannine Strandjord                      For:                          11,451,541,828
                                            Withhold:                        244,926,598
                                            Abstain:                                0
                                            Broker Non-Vote:                        0

Timothy S. Webster                          For:                          11,460,198,888
                                            Withhold:                        236,269,538
                                            Abstain:                                0
                                            Broker Non-Vote:                        0


PROPOSAL:

To approve a change in the fee structure of the Advisor Class.  This proposal was voted on by the Advisor Class shareholders of the following funds:

                           Equity Income             Value             Large Company Value
For:                       621,408,436           126,650,418           130,489,680
Against:                    36,347,868             3,056,983             1,765,929
Abstain:                    31,014,717             1,704,059             2,468,013
Broker Non-Vote:           207,433,476             9,910,146            15,611,505


                            Mid Cap Value            Small Cap Value
For:                       8,998,501                214,431,392
Against:                     503,620                  9,620,540
Abstain:                   1,401,876                  5,767,927
Broker Non-Vote:             493,018                  2,880,787


                             Real Estate
For:                        177,836,247
Against:                     21,519,705
Abstain:                      6,685,709
Broker Non-Vote:             58,429,261


PROPOSAL:

To approve the reclassification of the A Class shares of the funds, whereby all of the A Class shares will be reclassified as Advisor Class shares of the funds.  This proposal was voted on by the A Class shareholders of the funds:

                           Value                 Large Company Value
For:                       35,681,109            123,678,866
Against:                      904,615              6,476,448
Abstain:                    1,574,273              7,515,962
Broker Non-Vote:           28,523,216             89,978,839

PROPOSAL:

To approve the reclassification of the C Class shares of the fund, whereby all of the C Class shares will be reclassified as Advisor Class shares of that fund.  This proposal was voted on by the C Class shareholders of the fund:
                            Small Cap Value
For:                              1,887,559
Against                              63,460
Abstain                              87,206
Broker Non-Vote:                  1,457,549


PROPOSAL:

To approve an amendment to the investment objective of Real Estate Fund.

For:                       1,225,650,819
Against:                       8,026,026
Abstain:                      19,297,654
Broker Non-Vote:             320,876,511


PROPOSAL:

To approve a new subadvisory agreement between Northern Trust Investments, N.A. and American Century Investment
Management, Inc., pertaining to the management of Equity Index Fund

                     Equity Index
For:                 586,677,251
Against:               1,821,479
Abstain:              54,749,245
Broker Non-Vote:      27,801,160
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